UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2006

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

On April 27, 2006, Brunswick Corporation announced its financial results for the first quarter of 2006. The news release issued by Brunswick announcing its earnings is incorporated herein by reference and is included as Exhibit 99.1 to this Current Report on Form 8-K.

In the news release, Brunswick uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.

Some of the non-GAAP financial measures included in the news release relate to the company’s decision to sell substantially all of its Brunswick New Technologies (BNT) business unit. As a result of this decision, the company presents its first quarter results in the news release excluding these businesses, as well as the tax-related benefit and the gain on the sale of securities noted in the news release. Brunswick believes that the pro forma (non-GAAP) numbers, excluding the results of BNT, are more representative of the financial performance of Brunswick’s operations as a whole. The company has provided the corresponding GAAP measures in the financial information that follows the body of the press release.

Previously, all of the BNT businesses were included in the Marine Engine segment. Although substantially all of the businesses are being held for sale, some minor businesses will be retained in the Boat, Marine Engine and Fitness segments. Information for the Bowling & Billiards segment is not affected by the decision to sell BNT. In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as the decision to sell substantially all of its BNT business unit was made in the second quarter, the company will formally disaggregate its financial statements to account for this decision in the Quarterly Report on Form 10-Q that it will file for the second quarter of 2006.

The news release also uses the non-GAAP financial measure “free cash flow.” Brunswick’s management believes that the financial measure “free cash flow” is useful to investors because it is an indication of cash flow that may be available for investment in future growth initiatives. Brunswick defines free cash flow as cash flow from operating and investing activities (excluding cash used for acquisitions and investments), excluding financing activities for continuing operations. In addition, Brunswick’s management believes that presentation of: (i) diluted earnings per share for the quarter ended March 31, 2005 and 2006, excluding a first quarter 2005 investment sale gain and the effect of certain tax-related items; and (ii) Brunswick’s effective tax rate excluding a tax reserve reduction, provide a more meaningful comparison to prior results.

Brunswick has used some of the financial measures that are included in the news release for several years, both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. Brunswick’s management believes that these measures (including those that are “non-GAAP financial measures”) and the information they provide are useful to investors because they permit investors to view Brunswick’s performance using the same tools that Brunswick uses and to better evaluate Brunswick’s ongoing business performance.

The information in this report and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 Other Events.

On April 27, 2006, Brunswick Corporation issued the attached press release announcing its decision to sell substantially all of its Brunswick New Technologies (BNT) business unit. The Board of Directors also authorized Brunswick to repurchase up to $500 million of its outstanding common stock, supplanting the $200 million authorization approved by the Board in May 2005. The press release is filed as Exhibit 99.2 to this Current Report and is incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
99.1 99.2
News Release, dated April 27, 2006, of Brunswick Corporation, announcing its earnings for the first quarter 2006.

News Release, dated April 27, 2006, of Brunswick Corporation, announcing its decision to sell substantially all of its Brunswick New Technologies (BNT) business unit and authorized a share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: April 27, 2006	By:	/s/ ALAN L. LOWE
Name: Alan L. Lowe
Title: Vice President and Controller

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit
99.1 99.2
News Release, dated April 27, 2006, of Brunswick Corporation, announcing its earnings for the first quarter 2006.

News Release, dated April 27, 2006, of Brunswick Corporation, announcing its decision to sell substantially all of its Brunswick New Technologies (BNT) business unit and authorized a share repurchase program.